Exhibit 10.1

AUSTIN GOLD CORP.

STOCK OPTION PLAN

AMENDED AND RESTATED AS OF JULY 5, 2021

1.	PURPOSE OF THE PLAN

Austin Gold Corp. (the “Company”) hereby establishes a stock option plan for directors, senior officers, Employees and Consultants (as such terms are defined below) of the Company and its Subsidiaries (collectively “Eligible Persons”), to be known as the “Austin Gold Corp. Stock Option Plan” (the “Plan”). The purpose of the Plan is to give to Eligible Persons, as additional compensation, the opportunity to participate in the success of the Company by granting to such individuals options, exercisable over periods of up to 10 years as determined by the board of directors of the Company, to buy shares of the Company at a price not less than the Market Price prevailing on the date the option is granted and approved by the Board.

2.	DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1	“Affiliate” means any Parent or any Subsidiary.

2.2	“Board” means the Board of Directors of the Company.

2.3	“Change of Control” means the occurrence of any one or more of the following events:

(i)	a consolidation, reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;

(ii)	the sale, exchange or other disposition to a person other than an affiliate of the Company of all, or substantially all of the Company’s assets;

(iii)	a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv)	a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change; or

(v)	any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Company’s outstanding Voting Securities which may be cast to elect directors of the Company or the successor Company (regardless of whether a meeting has been called to elect directors).

For the purposes of the foregoing, “Voting Securities” means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

2.4	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Option.

2.5	“Company” means Austin Gold Corp. and its successors.

2.6	“Consultant” means any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor form thereto, which shall include only consultants that (i) are natural persons and (ii) provide bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.7	“Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

a.	being employed or engaged by the Company, its Affiliates or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its Affiliates; or

b.	acting as a director or officer of the Company or its Affiliates.

2.8	“Eligible Persons” has the meaning given to that term in section 1 hereof.

2.9	“Employee” shall mean any employee of the Company or any Affiliate.

2.10	“Exchanges” means any stock exchange on which the Shares are listed (such as the NYSE American, the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market, the NASDAQ Capital Market).

2.11	“Expiry Date” means the date set by the Board under section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.12	“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

a.	If the Shares are (i) listed on an Exchange or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

b.	If the Shares are not listed on an Exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

c.	If the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Board in good faith.

Notwithstanding the foregoing, with respect to any Option granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the United States Securities and Exchange Commission.

2.13	“Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.14	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in National Instrument 62-104 – Take-Over Bids and Issuer Bids.

2.15	“NYSE American” means the NYSE American Exchange LLC.

2.16	“Option” means an option to purchase Shares granted pursuant to, or governed by, this Plan and any pre-existing stock option plan of the Company.

2.17	“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.18	“Optionee” means each of the Eligible Persons granted an Option pursuant to this Plan and their heirs, executors and administrators.

2.19	“Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5.

2.20	“Option Shares” means the aggregate number of Shares which an Optionee may purchase under an Option.

2.21	“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.22	“Plan” means this Austin Gold Corp. Stock Option Plan, as may be amended and restated from time to time.

2.23	“Shares” means the common shares in the capital of the Company as constituted on the Grant Date provided that, in the event of any adjustment pursuant to section 5, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.24	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.25	“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.26	“Unissued Option Shares” means the number of Shares, at a particular time, which have been reserved for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5, such adjustments to be cumulative.

2.27	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.28	“Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.	GRANT OF OPTIONS

3.1	Option Terms

The Board may from time to time authorize the issue of Options to Eligible Persons. The Option Price under each Option shall be not less than the Fair Market Value on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than 10 years after the Grant Date, subject to the operation of section 4.1. Options shall not be assignable (or transferable) by the Optionee.

3.2	Limits on Shares Issuable on Exercise of Options

The number of Shares reserved for issuance under the Plan and all of the Company’s other previously established or proposed share compensation arrangements:

(a)	in aggregate shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis on the Grant Date; and

(b)	to any one Optionee within a 12-month period shall not exceed 5% of the total number of issued and outstanding shares on a non-diluted basis.

The number of Shares which may be issuable under the Plan and all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to any one Optionee, shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

(b)	to any one Consultant shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.

3.3	Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. For stock options to Employees or Consultants, the Company is representing herein and in the applicable Option Agreement that the Optionee is a bona fide Employee or Consultant, as the case may be, of the Company or its Affiliate. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.	EXERCISE OF OPTION

4.1	When Options May be Exercised

Subject to sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 4:00 p.m. Pacific Time on the Expiry Date and shall not be exercisable thereafter. In the event that the Expiry Date of an Option falls during, or within five trading days of, a trading blackout period imposed by the Company (the “Blackout Period”), the Expiry Date of such Option shall automatically be extended to a date which is 10 trading days following the end of such Blackout Period (the “Extension Period”); provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within 10 trading days following the end of the last imposed Blackout Period.

4.2	Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3	Vesting of Option Shares

The Board, subject to the policies of the Exchanges, may determine and impose terms upon which each Option shall become Vested in respect of Option Shares. Unless otherwise specified by the Board at the time of granting an Option, and subject to the other limits on Option grants set out in Section 3.2 hereof, all Options granted under the Plan shall vest and become exercisable in full upon grant.

4.4	Termination of Employment

If an Optionee ceases to be an Eligible Person, his or her Option shall be exercisable as follows:

(a)	Death or Disability

If the Optionee ceases to be an Eligible Person, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of:

(i)	365 days after the date of death or Disability; and

(ii)	the Expiry Date.

(b)	Termination For Cause

If the Optionee ceases to be an Eligible Person as a result of termination for cause as that term is interpreted by the courts of the jurisdiction in which the Optionee is employed or engaged; any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)	Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of the Expiry Date and the date which is 90 days after the Optionee ceases to be an Eligible Person. Notwithstanding the foregoing, the Board may, in its sole discretion if it determines such is in the best interests of the Company, extend the Expiry Date or the 90-day exercisable period of the Option of an Optionee to a later date up to a maximum of one year from the date the Optionee ceased to be an Eligible Person.

(d)	Spin-Out Transactions

If pursuant to the operation of sub-paragraph 5.3(c) an Optionee receives options (the “New Options”) to purchase securities of another company (the “New Company”) in respect of the Optionee’s Options (the “Subject Options”), the New Options shall expire on the earlier of: (i) the Expiry Date of the Subject Options; (ii) if the Optionee does not become an Eligible Person in respect of the New Company, the date that the Subject Options expire pursuant to sub-paragraph 4.4(a), (b) or (c), as applicable; (iii) if the Optionee becomes an Eligible Person in respect of the New Company, the date that the New Options expire pursuant to the terms of the New Company’s stock option plan that correspond to sub-paragraphs 4.4(a), (b) or (c) hereof; and (iv) the date that is one (1) year after the Optionee ceases to be an Eligible Person in respect of the New Company or such shorter period as determined by the Board.

For purposes of this paragraph 4.4, the dates of death, Disability, termination, retirement, voluntary resignation, ceasing to be an Eligible Person and incapacity shall be interpreted to be without regard to any period of notice (statutory or otherwise) or whether the Optionee or his or her estate continues thereafter to receive any compensatory payments from the Company or is paid salary by the Company in lieu of notice of termination.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this section 4.4 occurred, shall not be or become vested or exercisable in respect of such Unissued Option Shares and shall be cancelled.

4.5	Effect of a Take-Over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon (subject to the approval of the Exchanges) all Option Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to section 4.3 shall be reinstated. If any Option Shares are returned to the Company under this section 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6	Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer. The Board shall give each Optionee as much notice as possible of the acceleration of the Options under this section, except that not less than 5 business days notice is required and more than 30 days notice is not required.

4.7	Compulsory Acquisition or Going Private Transaction

If and whenever, following a take-over bid or issuer bid, there shall be a compulsory acquisition of the Shares of the Company pursuant to Division 6 of the Business Corporations Act (British Columbia) or any successor or similar legislation, or any amalgamation, merger or arrangement in which securities acquired in a formal take-over bid may be voted under the conditions described in Section 8.2 of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions, then following the date upon which such compulsory acquisition, amalgamation, merger or arrangement is effective, an Optionee shall be entitled to receive, and shall accept, for the same exercise price, in lieu of the number of Shares to which such Optionee was theretofore entitled to purchase upon the exercise of his or her Options, the aggregate amount of cash, shares, other securities or other property which such Optionee would have been entitled to receive as a result of such bid if he or she had tendered such number of Shares to the take-over bid.

4.8	Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee, subject to the approval of the Exchanges, if necessary.

4.9	Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee retires, resigns or is terminated from employment or engagement with the Company or any Affiliates, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.10	Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1	Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of:

(i)	the Option Price in effect immediately before that effective date or record date; and

(ii)	a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)	the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

5.2	Special Distribution

Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)	shares of the Company, other than the Shares;

(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

(d)	rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3	Corporate Organization

Whenever there is:

(a)	a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in sections 5.1 or 5.2;

(b)	a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities;

(c)	an arrangement or other transaction under which, among other things, the business or assets of the Company become, collectively, the business and assets of two or more companies with the same shareholder group upon the distribution to the Company’s shareholders, or the exchange with the Company’s shareholders, of securities of the Company, or securities of another company, or both; or

(d)	a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he/she would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he/she would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he/she had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Board.

5.4	Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

5.5	Regulatory Approval

Any adjustment to the Option Price or the number of Unissued Option Shares purchasable under the Plan pursuant to the operation of any one of sections 5.1, 5.2 or 5.3 is subject to the approval of the Exchanges and any other governmental authority having jurisdiction.

6.	GRANTS TO U.S. PARTICIPANTS

6.1	Grants to U.S. Participants

For purposes of this Section 6.1, a U.S. Participant shall mean an Eligible Person who is a U.S. citizen or a U.S. resident for U.S. federal tax purposes, in each case as defined in the Code. In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the following limitations and requirements will apply to any Option granted to a U.S. Participant:

(a)	the Option Price payable per Option Share upon exercise of an Option will not be less than 100% of the Fair Market Value of the Option Shares on the date of grant of such Option;

(b)	the Board may use its reasonable efforts to ensure that any adjustment with respect to the Option Price for and number of Option Shares subject to an Option (including, but not limited to, the adjustments contemplated under Section 5 above) granted to a U.S. Participant pursuant to this Plan will be made so as to comply with, and not create any adverse consequences under, sections 424 and 409A of the Code;

(c)	the last date which an Option granted to a U.S. Participant may be exercised shall be determined under the first sentence of Section 4.1, and the second sentence permitting extensions during a Blackout Period shall be disregarded; and

(d)	Options granted to U.S. Participants that are intended to qualify as an “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) shall, notwithstanding any other provision of this Plan to the contrary, be subject to the following limitations and requirements:

(i)	The maximum number of Option Shares reserved for issuance under this Plan for Incentive Stock Options shall not exceed 2,800,000.

(ii)	An Incentive Stock Option may be granted only to employees (including a director or officer who is also an employee) of the Company (or of any parent or subsidiary of the Company). For purposes of this Section, the term Optionee, as applied to a U.S. Participant, shall mean a person who is an employee for purposes of the Code and the terms “parent” and “subsidiary” shall have the meanings set forth in sections 424(e) and 424(f) of the Code;

(iii)	The Company will not grant Incentive Stock Options in which the aggregate fair market value (determined as of the date of grant) of the Option Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under this Plan and all other plans of the Company and of any parent or subsidiary of the Company) exceeds US$100,000 or any limitation subsequently set forth in section 422(d) of the Code;

(iv)	The Option Price payable per Option Share upon exercise of an Incentive Stock Option will not be less than 100% of the Market Price of an Option Share on the date of grant of such Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% shareholder, the Option Price payable per Option Share upon exercise of such Incentive Stock Option will be not less than 110% of the Market Price of a Share on the date of grant of such Incentive Stock Option;

(v)	An Incentive Stock Option will terminate and no longer be exercisable no later than ten years after the date of grant of such Incentive Stock Option; provided, however, that in the case of a grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than five years after the date of grant of such Incentive Stock Option;

(vi)	If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company) for any reason, whether voluntary or involuntary, other than death, permanent disability or cause, such Incentive Stock Option shall cease to qualify as an Incentive Stock Option as of the earlier of (i) the date that is three months after the date of cessation of employment or (ii) the expiration of the term of such Incentive Stock Option. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company) because of the death or permanent disability of such U.S. Participant, then such Incentive Stock Option shall cease to qualify as an Incentive Stock Option as of the earlier of (i) the date that is one year after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option. Nothing herein is intended to require the Option to remain outstanding any longer than as required under section 3 or 4 of the Plan. For purposes of this Section, the term “permanent disability” has the meaning assigned to that term in section 422(e)(3) of the Code;

(vii)	An Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant’s lifetime only by such U.S. Participant;

(viii)	An Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution; and

(ix)	No Incentive Stock Option will be granted more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company.

6.2	Application of U.S. Securities Laws

Unless a registration statement on Form S-8 under the U.S. Securities Act has been filed by the Company and brought effective by the United States Securities and Exchange Commission registering the Plan and the Shares issuable upon exercise of the Options (the “Registration Statement”), neither the Options which may be granted pursuant to the provisions of the Plan nor the Shares which may be purchased pursuant to the exercise of Options have been registered under the U.S. Securities Act or under any securities law of any state of the United States of America. Accordingly, any person granted Options that is resident in the United States or is a U.S. person (as that term is defined in Regulation S under the U.S. Securities Act) (a “U.S. Participant”) shall by acceptance of the Options be deemed to represent, warrant, acknowledge and agree that:

(a)	the U.S. Participant is acquiring the Options and any Shares acquired upon the exercise of such Options as principal and for the account of the U.S. Participant for investment purposes only;

(b)	in granting the Options and issuing the Shares to the U.S. Participant upon the exercise of such Options, the Company is relying on the representations and warranties of the U.S. Participant contained in this Plan relating to the Options to support the conclusion of the Company that the granting of the Options and the issue of Shares upon the exercise of such Options do not require registration under the U.S. Securities Act or to be qualified under the securities laws of any state of the United States of America;

(c)	unless a Registration Statement is effective under the U.S. Securities Act registering the exercise of the Options and the issuance of the Shares, each certificate representing Shares issued upon the exercise of such Options to such U.S. Participant shall bear the following legends:

“The shares represented by this certificate have not been registered or qualified under the United States Securities Act of 1933, as amended, or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to U.S. federal or state securities laws, and the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

(d)	prior to making any disposition of any Shares acquired pursuant to the exercise of such Options, the U.S. Participant shall give written notice to the Company describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Company to determine whether registration under the U.S. Securities Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

(e)	the U.S. Participant will not attempt to effect any disposition of the Shares owned by the U.S. Participant and acquired pursuant to the exercise of such Options or of any interest therein which might be subject to the requirements of the U.S. Securities Act in the absence of an effective registration statement relating thereto under the U.S. Securities Act or an opinion of counsel satisfactory in form and substance to counsel for the Company that such disposition would not constitute a violation of the U.S. Securities Act or any securities laws of any state of the United States of America and then will only dispose of such Shares in the manner so proposed;

(f)	the Company may place a notation on the records of the Company to the effect that none of the Shares acquired by the U.S. Participant pursuant to the exercise of such Options shall be transferred unless the provisions of the Plan have been complied with; and

(g)	the effect of these restrictions on the disposition of the Shares acquired by the U.S. Participant pursuant to the exercise of such Options is such that the U.S. Participant may not be able to sell or otherwise dispose of such Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Securities Act.

7.	MISCELLANEOUS

7.1	Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate such employment.

7.2	Necessary Approvals

The Plan shall be effective upon the approval of the Plan by the Board and the Exchange or any regulatory authority having jurisdiction over the securities of the Company and shall be ratified thereafter by the shareholders of the Company by way of an ordinary resolution at the next duly convened meeting of the shareholders of the Company. Disinterested shareholder approval (as required by the Exchanges) will be obtained for any reduction in the exercise price of any Option granted under this Plan at the time of the proposed amendment. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the Exchanges and any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

7.3	Administration of the Plan

The Board shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

7.4	Withholding Taxes

The exercise of each Option granted under the Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Company. In such circumstances, the Company may require that the Optionee pay to the Company, in addition to and in the same manner as the exercise price for the Shares, such amount as the Company is obliged to remit to the relevant tax authority in respect of the exercise of the Option. Alternatively, the Company shall have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares acquired upon exercise of any Option, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to an Optionee by the Company, whether or not such amounts are payable under the Plan.

7.5	Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of the shareholders, Exchanges or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee. Any amendments to the Plan or options granted thereunder will be subject to the approval of the shareholders.

7.6	Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the head business office of the Company.

7.7	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

7.8	Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

7.9	No Assignment

No Optionee may assign any of his or her rights under the Plan or any option granted thereunder.

7.10	Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

7.11	Previously Granted Options

Stock options which are outstanding under pre-existing stock option plan(s) of the Company as of the effective date of this Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan except to the extent that the terms of this Plan are more restrictive than the terms of such pre-existing plan(s) under which such stock option were originally granted, in which case the applicable pre-existing plan(s) shall govern.

7.12	Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

7.13	Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

7.14	Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

7.15	Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

SCHEDULE “A”

AUSTIN GOLD CORP.

STOCK OPTION PLAN - OPTION AGREEMENT

This Option Agreement is entered into between AUSTIN GOLD CORP. (the “Company”) and the OPTIONEE named below pursuant to the Company Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on ●, 20● (the “Grant Date”);

2.	● (the “Optionee”);

3.	was granted the option (the “Option”) to purchase ● common shares (the “Option Shares”) of the Company;

4.	for the price (the “Option Price”) of $● per share;

5.	which rights to purchase the Option Shares under the Option may be exercised and will vest as follows:

(a)	[ ONE-QUARTER (1/4) ] of the total number of share options granted will vest ● (●) MONTHS after the Grant Date, being ●;

(b)	a further [ ONE-QUARTER (1/4) ] of the total number of share options granted will vest ● (●) MONTHS after the Grant Date, being ●; and

(c)	a further [ ONE-QUARTER (1/4) ] of the total number of share options granted will vest ● (●) MONTHS after the Grant Date, being ●; and

(d) a further [ ONE-QUARTER (1/4) ] of the total number of share options granted will vest ● (●) MONTHS after the Grant Date, being ●; and

6.	the Option will terminate on ● (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

Grants to U.S. Participants. Type of Option: _____ ISO _____ NSO (check one). If designated as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the U.S. Internal Revenue Code (the “Code”). Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d), this Option shall be treated as a Non-statutory Stock Option (“NSO”). Further, this Option shall cease to qualify as an ISO if it fails to satisfy the requirements of section 6.1(d) of the Plan or is exercised after the maximum applicable periods specified in section 6.1(d) of the Plan. If for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. However, nothing herein or in section 6.1(d) of the Plan shall be construed to require the Option to remain outstanding beyond the time of expiry specified above or in sections 3 and 4 of the Plan. If the Option is designated as an ISO, and if the Optionee sells or otherwise disposes of any of the Common Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition in order to enable the Company to satisfy informational reporting requirements to the IRS.

Where the Optionee is resident in or otherwise subject to the securities laws of the United States, the Optionee acknowledges that any Option Shares received by him/her upon exercise of the Option have not been registered under the United States Securities Act of 1933, as amended, or the Blue Sky laws of any state (collectively, the “Securities Acts”). The Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Option Shares received by him/her or to assist him/her in complying with any exemption from such registration if he/she should at a later date wish to dispose of the Option Shares. The Optionee acknowledges that the Option Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under the United States Securities Act of 1933, as amended, or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to U.S. federal or state securities laws, and the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

Acknowledgement – Personal Information

The undersigned hereby acknowledges and consents to:

(a)	the disclosure to the Exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and

(b)	the collection, use and disclosure of such personal information by the Exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ● day of ●, 20●.

AUSTIN GOLD CORP.
Signature
Per:
Authorized Signatory
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